UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2024

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under Item 2.01 is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2024, Flywheel Advanced Technology, Inc., a Nevada corporation (“FWFW” or the “Seller”) executed and consummated the transactions contemplated by the Share Purchase Agreement (the “Agreement”) entered into with Mericorn Company Limited, a company incorporated under the laws of the British Virgin Islands (the “Buyer”).

Pursuant to the terms of the Agreement, FWFW disposed of all of its interests in its wholly owned subsidiary, Mega Fortune Company Limited, a Cayman Islands exempted company (the “Company”), in exchange for the acquisition of a minority interest in Elison Virtus Company Limited (“Elison”), a company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Buyer. At the closing of the transaction, the Seller transferred 100,000 ordinary shares (the “Shares”) of the Company, representing all of the issued and outstanding equity securities of the Company, to the Buyer. The aggregate purchase price of the Shares was HKD56,360,000 (the “Purchase Price”). The Buyer transferred to the Seller 9.38% of the total issued and outstanding equity of Elison (938 shares) in satisfaction of the Purchase Price.

The Company is a newly formed holding company and indirectly holds all of the issued and outstanding equity interests in QBS System Limited, a limited company incorporated under the laws of Hong Kong (“QBS System”), and its wholly owned subsidiary QBS System Pty Limited, an Australian company, both of which are principally engaged in IoT solutions and technical support and maintenance.

Elison holds all of the issued and outstanding equity of Flywheel Financial Strategy (Hong Kong) Company Limited (“Flywheel Financial”) a company principally engaged in wealth management services.

In making its decision to enter into the Agreement, FWFW relied on (i) the Business Valuation report for Flywheel Financial, by Wise Tech Consulting and Appraisal Services, dated July 4, 2024, which estimated the fair value of all of the equity of Flywheel Financial as HKD601,000,000 and (ii) the Business Valuation report for QBS System, by Wise Tech Consulting and Appraisal Services, dated July 4, 2024, which estimated the fair value of all of the equity of QBS System as HKD56,360,000.

Mr. Tang Siu Fung, the beneficial owner of Sparta Universal Industrial Ltd., a significant stockholder in the Seller, and the President, Chief Executive Officer and sole director of the Seller is the spouse of Ms. Tin Sze Wai, owner of 25% of the issued and outstanding shares of the Buyer.

The Agreement contains customary representations, warranties and covenants, including certain customary operating restrictions and absence of any conflict that would adversely affect the Company to conduct its business.

A copy of the Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 9.01. Financial Statement and Exhibits.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b), FWFW’s pro forma unaudited condensed consolidated financial statements for the fiscal year ended September 30, 2023, and the three months ended December 31, 2023, which reflect the disposition described in Item 2.01, are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated July 5, 2024, by and between Flywheel Advanced Technology, Inc. and Mericorn Company Limited
99.1	Unaudited proforma condensed consolidated financial statements for the year ended September 30, 2023, and for the three months ended December 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: July 11, 2024	By:	/s/ Tang Siu Fung
	Name:	Tang Siu Fung
	Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)